Exhibit 23.3

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated January 27, 2004 relating to the BioMarin/Genzyme LLC financial statements, which appear in BioMarin Pharmaceutical Inc.’s Annual Report on Form 10-K for the year ended December 31, 2003. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

June 17, 2004